Exhibit 4.1
AMENDMENT TO COMMON STOCK PURCHASE WARRANT

    THIS AMENDMENT TO COMMON STOCK PURCHASE WARRANT (this “Amendment”) is dated as of January 23, 2024, by and between Local Bounti Corporation, a Delaware corporation (the “Company”), and Cargill Financial Services International, Inc. (the “Holder”).
WHEREAS, the Company and the Holder have previously entered into that certain Common Stock Purchase Warrant, dated March 28, 2023 (the “Original Warrant”), pursuant to which the Holder is entitled to purchase from the Company up to 5,353,846 shares of the Company’s Common Stock (i.e. the 69,600,000 shares of Common Stock, as adjusted to reflect the Company’s 1-for-13 reverse stock split effected on June 15, 2023); and
WHEREAS, the parties desire to amend the terms of the Original Warrant pursuant to Section 7(l) thereof as provided below.
    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and in consideration of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby covenant and agree as follows:

1.Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Original Warrant.

2.Amendments to Agreement.

a.Section 2(b) of the Original Warrant shall be deleted in its entirety and replaced with the following:

“Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $6.50, subject to adjustment hereunder (the “Exercise Price”).”
3.Effect of this Amendment. Except as expressly amended by this Amendment, all other terms, covenants and conditions of the Original Warrant shall remain in full force and effect, and all of such terms, covenants and conditions are hereby ratified and confirmed by the parties hereto in all respects.

4.Miscellaneous.

a.Binding Effect. This Amendment shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns.

b.Jurisdiction. Section 7(e) of the Original Warrant is hereby incorporated by reference as if fully set forth herein.

c.Entire Agreement; Amendment; Waiver. This Amendment constitutes the entire understanding between the Company and the Holder with respect to the subject matter hereof. No modification or amendment to this Amendment or the Original Warrant, nor any waiver of any rights under this Amendment or the Original Warrant, shall be effective unless done in writing and signed by the Company and the Holder.

d.Severability. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of this Amendment and the Original Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

e.Counterparts; Facsimile Signatures. This Amendment may be executed and delivered by facsimile or electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

f.Titles and Subtitles. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

[Signature Page to Follow]

    IN WITNESS WHEREOF, the undersigned have executed this Amendment to Common Stock Purchase Warrant as of the day and year first above written.

                            Company:
    Local Bounti Corporation

By: /s/ Kathleen Valiasek
Name: Kathleen Valiasek
Title: Chief Financial Officer

                            Holder:
Cargill Financial Services International, Inc.

By: /s/ Erik Haugen
Name:     Erik Haugen
Title: TM Settlement Manager

[Signature Page to Warrant Amendment]